Exhibit 99.1

SYROS

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/SYRS-SM** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/SYRS-SM

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Syros board of directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

Proposal	For	Against	Abstain
1. Approve, for purposes of Nasdaq Listing Rules 5635(a) and (d), the issuance of shares of Syros common stock pursuant to the terms of the Merger Agreement and the Securities Purchase Agreement (the "Syros share issuance proposal").	☐	☐	☐
2. Approve an amendment to the Syros restated certificate of incorporation to increase the number of authorized shares of Syros common stock from 200,000,000 shares to 700,000,000 shares (the "Syros share increase proposal").	☐	☐	☐
3. Approve an amendment to the Syros restated certificate of incorporation to effect a reverse stock split of Syros common stock, by a ratio of not less than 1-for-5 and not more than 1-for-15, and a proportionate reduction in the number of authorized shares of Syros common stock, such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of Syros' board of directors (the "Syros reverse stock split proposal").	☐	☐	☐
4. Approve the adoption of the Syros Pharmaceuticals, Inc. 2022 Equity Incentive Plan (the "Syros equity plan proposal").	☐	☐	☐
5. Approve the adjournment of the Syros special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 and 3 or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of Syros common stock (the "Syros adjournment proposal").	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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Syros Pharmaceuticals, Inc.Special Meeting of Stockholders September 15, 2022 at 10:00 A.M. ET, virtually via the Internet at meetnow.global/MYRZKZT. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SYRS-SM IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy – Syros Pharmaceuticals, Inc. + Notice of 2022 Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting – Thursday, September 15, 2022 Nancy A. Simonian, Jason Haas, or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Syros Pharmaceuticals, Inc. to be held virtually via the internet on September 15, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement or adjournment thereof. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below.